Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

electroCore, Inc., Subsidiaries and Affiliate

We consent to the incorporation by reference in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 30, 2018, relating to the financial statements of Electrocore LLC appearing in the Prospectus, which is part of Registration Statement No. 333-225084 on Form S-1, as amended and to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

June 21, 2018